Exhibit 99.1

THE READER'S DIGEST ASSOCIATION, INC.
Media: William Adler, (914) 244-7585  william.adler@rd.com
Investor Relations: Richard Clark, (914) 244-5425  richard.clark@rd.com



                READER'S DIGEST ANNOUNCES 1Q FISCAL 2003 RESULTS
                          IN LINE WITH REVISED GUIDANCE

PLEASANTVILLE, NY, October 25, 2002 - The Reader's Digest Association, Inc. (NYSE: RDA, RDB) today reported a loss of $0.05 per share for the first quarter of Fiscal 2003 ended September 30, 2002, in line with revised guidance. Revenues were $517 million, EBITDA was $18 million and operating profits were $2 million. This compares with revenues of $498 million, EBITDA of $11 million, operating profits of $3 million and a loss of $0.01 per share for the first quarter of Fiscal 2002. Free cash flow (cash flow before dividends, share repurchases and acquisitions) improved by $9 million.

         The first-quarter Fiscal 2003 results did not include $25 million in revenues and $16 million in operating profits from certain book-marketing programs at Reiman Publications that the company decided to recognize in the second quarter instead of the first. This resulted in a one-time shift of $0.10 per share from the first to the second quarter. Not including this shift, EPS would have been $0.05, at the top end of previous guidance. Due to the absence of such book-marketing profits, the first quarter of Fiscal 2003 EPS results were unfavorably affected by ($0.04) from Reiman, primarily relating to interest expense on the debt from the acquisition. In addition, EPS results improved by $0.02 in the quarter, principally due to settlement of a 6-year-old lawsuit on terms more favorable than earlier estimates.

         "First quarter operating results were consistent with our overall expectations," said Thomas O. Ryder, Chairman and Chief Executive Officer. "The performance of our domestic business exceeded our expectations, led by significantly reduced losses and improved performance at U.S. BHE. These improvements were offset by reduced activity and a weaker-than-expected performance in our international operations."

         Consolidated revenues grew by 4 percent to $517 million, driven largely by the addition of Reiman, which contributed $68 million during the first quarter. Excluding Reiman, first-quarter revenues declined by 10 percent, reflecting a major restructuring at U.S. BHE in April, which resulted in the elimination of unprofitable businesses and cutbacks in mail quantity, and planned reductions in mail quantity in international markets. Other factors included: the elimination of unprofitable businesses - Gifts.com, Inc., New Choices and Walking magazines -- that had contributed revenue in the Fiscal 2002 quarter; economic softness in most international markets; the effects of severe floods in Eastern Europe; and lower advertising and circulation revenues in U.S. Magazines. This was partially offset by double-digit revenue growth at Books Are Fun.

         Operating profits for the first quarter were $2 million, a decrease of $1 million versus the year-ago quarter. The decline reflects lower results in International Businesses due to decreased promotional activity, economic softness in all markets, investment spending on new customer-acquisition programs in all markets, as well as advertising and planned circulation declines in U.S. Magazines. Offsetting these declines were dramatically improved results at U.S. Books and Home Entertainment, which reduced operating losses by more than $10 million, as well as improved results at QSP and Books Are Fun. Reiman contributed $2 million in operating profit and $10 million in EBITDA in the quarter.

         "Our international results for the quarter reflect a planned reduction in mailing activity in Europe to address intensity issues in some markets. However, our results were also affected by external events, most notably the soft global economy," Ryder said. "To offset the impact of such events, we have stepped up re-engineering and cost-reduction activity in International Businesses. For the remainder of the year we expect International Businesses to equal or exceed results of the comparable Fiscal 2002 periods."

                                     OUTLOOK

         The Company anticipates earnings in the range of $0.88 to $1.00 per share for the second quarter of Fiscal 2003. This range excludes the one-time costs related to the company's pending re-capitalization. This compares with EPS of $0.78 in the second quarter of Fiscal 2002. The company maintains its $1.20 to $1.30 EPS expectations for full-year Fiscal 2003.

         "We expect to see improvement in the second quarter," Ryder said. "Our optimism remains cautious, however, as the slowdown in the global economy has affected all of our businesses in the United States and abroad."

                   Consolidated Results for the First Quarter

Millions of dollars, except
per share data
                                   Reported          Reported            FY 2003 vs. FY 2002
                                   Q1 2003 (A)       Q1 2002                Better/(Worse)

Revenues                             $  517.1          $  497.5          $   19.6         4%
Operating profit                     $    2.0          $    2.8          $   (0.8)       (29)%
Operating profit margin                 ---                 1%             (1 pt.)        N/M
Other expense, net                   $  (10.1)         $   (4.5)         $   (5.6)       (124)%
Net income                           $   (5.2)         $   (1.1)         $   (4.1)        N/M
EBITDA                               $   18.0          $   11.1          $    6.9          62%
Diluted EPS                          $  (0.05)         $  (0.01)         $  (0.04)        N/M


     (A) Operating results include other operating items of $2.8 million or $0.02 per share.

  N/M - Not meaningful.


                            OPERATING SEGMENT RESULTS

                NORTH AMERICA BOOKS AND HOME ENTERTAINMENT (BHE)

         For the Fiscal 2003 first quarter, North America BHE had operating profits of $3 million, up significantly from a loss of $11 million in the first quarter of Fiscal 2002. The improvement was mostly driven by dramatically reduced losses in U.S. operations of BHE, reflecting the elimination of unprofitable products, as well as overhead savings, lower promotion costs, and more efficient and profitable mailings. After a difficult 18 months, U.S. BHE continues to see improved predictability in its business. The improvement in operating profits also was driven by a strong performance by Books Are Fun, which had double-digit increases in both revenues and operating profits.

         Fiscal 2003 first quarter revenues for the NA BHE segment were $115 million, down from revenues of $141 million in Fiscal 2002. The decline largely reflects a planned reduction in sweepstakes-related marketing activity in U.S. BHE, offset slightly by the gains at BAF.

                            INTERNATIONAL BUSINESSES

         International Businesses, comprising BHE and magazines outside of North America, had revenues of $228 million and an operating loss of $2 million in the first quarter of Fiscal 2003, compared with revenues of $242 million and operating profit of $13 million in the year-ago quarter. Both revenues and profits were lower primarily due to a planned reduction in marketing activities in many European markets, business impacts of flooding in the Czech Republic, Hungary and Germany, and economic-related softness in Europe and Latin America. The planned reduction in marketing activity primarily affected the company's businesses in the United Kingdom and Poland, and, to a lesser extent, Germany and France as several single-sales activities were postponed to later in the year or eliminated. Response rates were lower in Germany, some markets in Eastern Europe, and Latin America, while advertising revenues were soft in many markets. The company expects performance to strengthen in the balance of the year as new customer-acquisition and cost-reduction initiatives gain momentum and mailings are sent that were postponed in the first quarter.

         Around the world, the company continued to invest in new marketing efforts, including telemarketing, newspaper and magazine inserts, and outside list acquisition, which contributed to lower operating profits in the quarter.

                                 U.S. MAGAZINES

         The U.S. Magazines segment had revenues of $174 million, up 51 percent from $115 million in the first quarter of Fiscal 2002. The group had an operating loss of $1 million, versus a profit of $1 million in the year-ago period. Reiman contributed $68 million in revenue and $2 million in operating profits in the quarter.

         Excluding Reiman, revenues were off 9 percent and operating profits fell by $5 million, reflecting the elimination of New Choices and Walking magazines, advertising and circulation-related softness at U.S. Reader's Digest magazine, offset slightly by a modest improvement at QSP. QSP had an increase in revenues and reduced operating losses in the quarter. QSP historically loses money in the quarter as it ramps up for its seasonally strong second quarter.

The company has three operating segments:

-- NORTH AMERICA BOOKS AND HOME ENTERTAINMENT - Select Editions, series and general books, music, video and Young Families products in the United States and Canada; Books Are Fun; Reader's Digest magazine in Canada; QSP Canada; and financial services marketing alliances and other strategic initiatives in the United States and Canada.

-- INTERNATIONAL BUSINESSES - Products sold in more than 60 countries outside the United States and Canada, including: Select Editions, series and general books, music, video and Young Families products; Reader's Digest magazine in numerous editions and languages, Special Interest magazines in the Czech Republic, a personal finance magazine in the United Kingdom; and financial services marketing partnerships and other strategic initiatives in more than 30 countries.

-- U.S. MAGAZINES - Reader's Digest magazine in the United States; Reiman Media Group, including magazines Taste of Home, Light & Tasty, Quick Cooking, Birds & Blooms, Country, Country Woman, Country Discoveries, Reminisce, Farm & Ranch Living, Your Family and Crafting Traditions, as well as books, cooking schools, country tours and other enterprises; QSP, Inc.; and The Family Handyman, American Woodworker, Reader's Digest Large Type Edition and Selecciones.

         This release may include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual future results and occurrences to differ materially from the forward-looking statements. The Reader's Digest Association, Inc.'s filings with the Securities and Exchange Commission, including its reports on Forms 10-K, 10-Q and 8-K, contain a discussion of additional factors that could affect future results and occurrences. Reader's Digest does not undertake to update any forward-looking statements.

                          The Reader's Digest Association, Inc. and Subsidiaries
                                       Consolidated Statements of Income
                                     (In millions, except per share data)
                                                  (Unaudited)


                                                                            Three-month periods ended
                                                                           September 30, 2002 and 2001 (A)

                                                                       Fiscal Years                           Better/
                                                                            2003             2002             (Worse)
Revenues                                                                   $517.1            $497.5               4%

Product, distribution and editorial expenses                               (215.9)           (207.5)             (4%)
Promotion, marketing and administrative expenses                           (302.0)           (287.2)             (5%)
Other operating items                                                         2.8               ---              N/M
                                                                           -------           -------           ------
Operating profit                                                              2.0               2.8             (29%)

Other income (expense), net                                                 (10.1)             (4.5)           (124%)
                                                                           -------           -------           ------
Income before provision for income taxes                                     (8.1)             (1.7)             N/M

Provision for income taxes                                                    2.9               0.6              N/M
                                                                           -------           -------           ------
Net income                                                                  ($5.2)            ($1.1)             N/M
                                                                           =======           =======           ======
Basic and diluted earnings per share:
   Weighted average common shares outstanding                                99.8             101.9

   Basic and diluted earnings per share                                    ($0.05)           ($0.01)             N/M
                                                                           =======           =======           ======
Dividends per common share                                                  $0.05             $0.05              ---


(A) The company reports on a fiscal year beginning July 1. The three-month periods ended September 30, 2002 and 2001 are the first fiscal quarters of fiscal year 2003 and fiscal year 2002, respectively. Operating results for any interim period are not necessarily indicative of the results for an entire year.

N/M - Not meaningful.


                                                                                                     Table 2 of 3
                          The Reader's Digest Association, Inc. and Subsidiaries
                           Revenues and Operating Profit by Operating Segments
                                              (In millions)
                                               (Unaudited)


                                                                              Three-month periods ended
                                                                            September 30, 2002 and 2001 (A)

                                                                          Fiscal Years
                                                                                     Reclassified (B)        Better/
                                                                       2003               2002              (Worse)


Revenues
North America Books and Home Entertainment                            $115.0                  $140.5           (18%)

International Businesses                                               228.3                   241.7            (6%)

U.S. Magazines                                                         173.8                   115.3            51%
                                                                      ------                  ------           -----

Total Revenues                                                        $517.1                  $497.5             4%
                                                                      ======                  ======           =====
Operating Profit (Loss)

North America Books and Home Entertainment                              $3.1                  ($11.1)          128%

International Businesses                                                (2.4)                   12.9          (119%)

U.S. Magazines                                                          (1.5)                   $1.0          (250%)
                                                                       ------                 ------          ------

Total Segment Operating Profit                                         ($0.8)                   $2.8          (129%)

Other Operating Items                                                   $2.8                     --            N/M
                                                                       ------                  -----          ------
Total Operating Profit                                                  $2.0                    $2.8           (29%)
                                                                       ======                  =====          ======

N/M - Not meaningful.

(A)  The company reports on a fiscal year beginning July 1.  The three-month periods ended
September 30, 2002 and 2001 are the first fiscal quarters of fiscal years 2003 and 2002, respectively.  Operating results for any interim period are not necessarily indicative of the results for an entire year.

(B)  The results for fiscal 2002 have been reclassified for the elimination of the former New Business
Development segment. This segment was redistributed geographically, primarily between North
America Books and Home Entertainment and International Businesses.



                   The Reader's Digest Association, Inc. and Subsidiaries
                           Consolidated Condensed Balance Sheets
                                       (In millions)
                                        (Unaudited)


                                                   September 30,       June 30,
                                                       2002              2002


Assets
        Cash and cash equivalents                   $     56.0  $    107.6
        Accounts receivable, net                         334.2       306.0
        Inventories, net                                 208.7       156.0
        Deferred promotion costs                         145.9       140.9
        Prepaid expenses and other current assets        162.1       153.2
                                                       -------     -------

Total current assets                                     906.9       863.7

        Property, plant and equipment, net               164.0       168.1
        Goodwill, net                                  1,004.0     1,004.0
        Other intangible assets, net                     237.5       240.6
        Other noncurrent assets                          419.8       426.3
                                                      --------    --------
Total assets                                        $  2,732.2  $  2,702.7
                                                      ========    ========

Liabilities and Stockholder's Equity
        Loans and notes payable                     $    179.7  $    132.7
        Accounts payable                                 125.5       102.8
        Accrued expenses                                 248.1       283.2
        Income taxes payable                              17.6        28.4
        Unearned revenue                                 467.2       426.9
        Other current liabilities                          6.8         6.8
                                                      --------    --------
Total Current liabilities                              1,044.9       980.8

        Long-term debt                                   810.0       818.0
        Unearned revenues                                132.3       134.8
        Other noncurrent liabilities                     289.6       297.2
                                                      --------    --------
Total Liabilities                                      2,276.8     2,230.8

        Capital stock                                     13.0        25.5
        Paid-in-capital                                  218.3       224.6
        Retained earnings                              1,250.8     1,261.2
        Accumulated other comprehensive loss             (97.0)      (89.7)
        Treasury stock, at cost                         (929.7)     (949.7)
                                                      --------    --------
Total stockholder's equity                               455.4       471.9
                                                      --------    --------
Total liabilities and stockholder's equity          $  2,732.2  $  2,702.7
                                                      ========    ========